Exhibit 10.3

Bank Use Only:	Customer Number
Account Number

RBC Bank	Credit Line Loan Agreement

THIS CREDIT LINE LOAN AGREEMENT (“Agreement”), entered into as of October 17, 2011 (“Effective Date”), by and between GGT GWINNETT CENTER GA, LLC, a Delaware limited liability company (whether one or more, “Borrower”), with a mailing address of 450 South Orange Avenue Orlando, Florida 32801, c/o Global Growth GP, LLC and RBC BANK (USA), a North Carolina banking corporation (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220, which address is the place to which all notices and communications should be sent to Bank regarding this Agreement.

Borrower wishes to obtain credit extensions under the Credit Facility, and Bank desires to extend such credit to Borrower for use by Borrower for the purposes set forth below. This Agreement sets forth the terms and conditions on which Bank will advance credit to Borrower under the Credit Facility.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each agree as follows:

Definitions

For the purposes of this Agreement, terms and phrases will have the meaning given to them in Attachment 1 to this Agreement or elsewhere herein, as applicable; and, if any terms or phrases are not defined in either Attachment 1 or elsewhere in this Agreement, such terms will have the meaning given to them in the other Loan Documents, if therein defined, and if not, the Uniform Commercial Code (“UCC”) in effect from time to time in the jurisdiction whose laws govern this Agreement. In using and applying the various terms, provisions and conditions in this Agreement and the other Loan Documents, the rules of construction contained in Attachment 1 will apply.

Credit Facility

Purpose. The purpose of the Credit Facility is as follows: Finance (i) Borrower’s purchase of three multi-tenant class A office buildings totaling 263,742 square foot of space on 20.085 acres of land, located at 3505, 3555 and 3575 Koger Boulevard, Duluth, Georgia 33096 (the “Office Project”), (ii) Borrower’s capital improvements to the Office Project, (iii) Borrower’s tenant improvements to the Office Project leased space, and (iv) payment of leasing commissions for new leases and lease renewals. The Credit Facility may not be used for any other purpose without the prior written consent of Bank, which may be granted in Bank’s discretion.

Type/Amount. The Credit Facility is a line of credit in an amount up to the Committed Credit Line.

Advances. Under the Credit Facility, Borrower may make requests to Bank for the advance of funds (“Advance” or “Advances”) under the Note and Bank will, on the basis of those requests, make Advances under the Note to or for the benefit of Borrower up to 2:00 p.m. on the Facility Termination Date, or if the Facility Termination Date is not on a Business Day, up to 2:00 p.m. on the Business Day immediately preceding the Facility Termination Date. Amounts Advanced under the Note, once repaid, may not be re-Advanced, unless Bank, in its discretion, agrees otherwise in writing prior to any re-Advance. The aggregate amount of outstanding Advances on the Credit Facility and under the Note will not exceed at any time the Committed Credit Line. All Advances will be subject to and made on the terms and conditions of this Agreement and the other Loan Documents, including Borrower’s satisfaction of all conditions precedent to any Advances as set forth in this Agreement, or waiver of such conditions by Bank.

Disbursement Procedure. Disbursements by Bank of Advances to Borrower or to others on Borrower’s behalf will be in accordance with and pursuant to such processes, procedures and requirements as Bank may establish from time to time. To the extent the foregoing processes, procedures and requirements permit Borrower to request Advances by telephone, Bank will be entitled to rely on any telephonic request by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof.

Repayment. The outstanding principal balance of the Credit Facility will bear interest, and principal and interest will be repayable in accordance with the terms of the Note, together with the fees, premiums, charges and cost and expenses provided for in the Note. Unless otherwise provided in this Agreement or the other Loan Documents, the monetary obligations in addition to those arising under the Note that Borrower now owes and those that arise in the future and are owing by Borrower under this Agreement and the other Loan Documents will be payable by Borrower upon Bank’s demand for payment, with interest thereon at the Contract Rate; and, like the amounts due and owing under the Note, the same will be secured by the Collateral. The other monetary obligations will include overadvances on the Credit Facility, whether such overadvances are deemed to be made under the Note or otherwise, and all overadvances are payable by Borrower upon Bank’s demand for payment, with interest thereon at the Contract Rate. An overadvance on the Credit Facility will exist when the outstanding principal thereon exceeds the Committed Credit Line.

Application of Payments. All payments and collections on the Credit Facility or on account of the Credit Facility, and any payments and collections made on any other Indebtedness arising under or on account of any of the other Loan Documents, including payments or monies received or realized from any disposition of Collateral, will be applied in such order as determined by Bank, in its discretion, unless otherwise provided in this Agreement or unless applicable Requirements of Law mandate a specific order of application, in which event payments and collections will be applied as mandated by applicable Requirements of Law.

Collateral

The Credit Facility and the other Indebtedness and obligations now or hereafter evidenced by and arising under any one or more of this Agreement, the other Loan Documents and any transactions related to this Agreement or any of the other Loan Documents, will be secured by the Collateral. To the extent Borrower now or in the future owns or has any interest in the Collateral, Borrower grants and assigns to Bank, a lien and security interest in the Collateral. Bank’s lien and security interest in the Collateral is and will be a perfected first priority lien and security interest, subject only to the Permitted Liens. Some of the Collateral is described or referenced on Attachment 2 to this Agreement. The Credit Facility and such other Indebtedness and obligations may also be secured by property and property rights described in some of the other Loan Documents, and such property and property rights will be included in and a part of the Collateral.

Conditions to Advances

Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that all of the conditions and requirements set forth in the following parts of this paragraph have been satisfied and completed, or the satisfaction and completion thereof waived by Bank. If all of the conditions are not met to Bank’s satisfaction, or the completion thereof waived by Bank, Bank may, at its option, (1) withhold making any Advances until the conditions are met, (2) make an initial Advance and require that any unsatisfied conditions are satisfied as conditions subsequent to the initial Advance or (3) on or after October 31, 2011 (the last day to close under the Commitment), terminate its obligations under the Credit Facility and recover from Borrower all cost and expenses incurred by Bank in connection with Bank’s preparations for making the Credit Facility available to Borrower, together with the fees and other costs and expenses required to be paid by Borrower under the Commitment. If Bank disburses and requires any unsatisfied conditions to be satisfied as conditions subsequent, the failure of Borrower to satisfy and complete, to Bank’s satisfaction, any one or more of the conditions subsequent by the date or dates set by Bank will be an Event of Default under this Agreement and under the other Loan Documents, unless Bank, in its discretion, waives satisfaction and completion or further postpones satisfaction and completion.

Loan Documents. Bank must have received an original of this Agreement, duly executed by Borrower and any other persons who are parties hereto and Bank must have received fully executed and, if necessary, recorded or filed, originals of the other Loan Documents required by (1) the Commitment, (2) this Agreement, and (3) Bank and its counsel.

Supporting Documents. Bank must have received the supporting documentation required by the Commitment and by Bank and its counsel, and all of the other terms and conditions listed in the Commitment and elsewhere in this Agreement must have been satisfied, including any Initial Advance conditions in Attachment 1.

Perfection of Liens. Bank must have perfected, first priority liens and security interests in the Collateral, subject only to the Permitted Liens.

Representations and Warranties. The representations and warranties made by Borrower and any of the other Obligors which are contained herein or in any of the other Loan Documents, and those which are contained in any loan application or other record furnished at any time to Bank in connection with Bank’s underwriting or making the Credit Facility available to Borrower, must be true and correct on and as of the Effective Date, as if made on and as of such date, and they must be true and correct on and as of the date of the initial Advance, provided, however, that any representations and warranties expressly referring to another date must be true, correct and complete as of such other date.

Fees. Borrower must have paid to Bank the commitment fee as set forth in the Commitment and all other fees, premiums, charges and costs and expenses to be paid by Borrower at or before the initial Advance, as provided in the Commitment.

Other Requirements. All other information and documents contemplated by this Agreement must be received by Bank, in form and substance satisfactory to Bank and its counsel, and Bank and its counsel must otherwise be satisfied that all matters required to be performed in connection with the Credit Facility have been performed in such a manner that Advances may be made by Bank to or for the benefit of Borrower, the lien and security position of Bank perfected in the Collateral and that no event exists which will jeopardize the Credit Facility and the prospect of payment of the Credit Facility.

Subsequent Advances. The obligation of Bank to make each Advance subsequent to the initial Advance is subject to all of the conditions and requirements set forth in the following parts of this paragraph being satisfied and completed, or the satisfaction and completion thereof waived by Bank.

Existing Conditions. Borrower must have satisfied and completed, or caused to be satisfied and completed, to Bank’s satisfaction all of the conditions in the paragraph above entitled “Initial Advance”, including satisfying and completing any of those that were postponed but required to be satisfied and completed prior to any Advances after the initial Advance, and they each must remain satisfied and completed at the time of each Advance, or their satisfaction and completion waived or again postponed by Bank.

Representations and Warranties. The representations and warranties made by Borrower and any of the other Obligors which are contained herein or in any of the other Loan Documents, and those which are contained in any loan application or other record furnished at any time to Bank in connection with Bank’s underwriting or making the Credit Facility available to Borrower, must be true and correct on and as of the date of each Advance, provided, however, that any representations and warranties expressly referring to another date will be true, correct and complete as of such other date.

Other. Borrower must have satisfied, to Bank’s satisfaction, all requirements, terms and conditions set forth in any written side letters, memoranda or other supplemental agreements between Bank and Borrower, which supplemental agreements, to be binding on Bank, must be signed by Bank, reference this Agreement and dated as of, or subsequent to, the Effective Date.

Limits on Advances. Notwithstanding anything in this Agreement to the contrary, Bank will be under no obligation to make any Advances after the Facility Termination Date, as provided above, unless otherwise approved by Bank. Also, notwithstanding anything in this Agreement to the contrary, if there exists a Default and continuance thereof under this Agreement or any of the other Loan Documents, then in addition to Bank’s other rights and remedies, Bank may limit, restrict, suspend or terminate Borrower’s right to receive any one or more Advances; and, such action by Bank will not constitute a termination of this Agreement, will not constitute a termination of Borrower’s or any other Obligor’s obligations under this Agreement and the other Loan Documents and will not adversely affect or impair Bank’s security interests in the Collateral.

Representations and Warranties.

In order to induce the Bank to enter into this Agreement and to make the Credit Facility available to Borrower, Borrower makes to and in favor of Bank, for itself and the other Obligors, each and all of the representations and warranties set forth in the following paragraphs of this Section, which representations and warranties are qualified, as applicable, by the Permitted Liens and any other qualifications that may be set forth in Attachment 2 or other attachments to this Agreement.

Financial Statements. The financial statements delivered by Borrower and any other Obligors to Bank in connection with Borrower’s application for the Credit Facility, including the related schedules and notes thereto, (1) are complete, accurate and correct and present fairly the financial condition of Borrower and any such other Obligors at such date, (2) have been prepared in accordance with GAAP applied consistently throughout the periods involved, and (3) since the date thereof, there have been no material adverse changes in any one or more of the business, operations, assets and financial condition of Borrower or any other Obligors.

Organization. If Borrower or any other Obligors is an Organization, Borrower and each of such other Obligors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower and each of the other Obligors (1) has the authority and the legal right to own the property it owns, to lease the property it leases and to operate and conduct its business as presently operated and conducted, or as proposed to be operated and conducted, as represented to Bank in connection with Borrower’s application for the Loan, and (2) is in compliance with all Requirements of Law, except in those instances where the failure to comply therewith does not and will not, in the aggregate, have a material adverse impact on any one or more of its business, operations, property and financial condition and does not and will not materially adversely affect its ability to perform under the Loan Documents. Borrower operates its business and owns its assets only under the name of Borrower.

Authority. Borrower and each of such other Obligors has the authority and the legal right (1) to make, deliver and perform under the Loan Documents, (2) to borrow hereunder and has taken all action to authorize the borrowings on the terms and conditions of the Loan Documents, including the Note, (3) to authorize the execution, delivery and performance of the Loan Documents to which it is a party and (4) to pledge and mortgage its property as contemplated by the Loan Documents.

Enforceable Agreements. The Loan Documents when executed and delivered will constitute legal, valid and binding obligations of Borrower and any other Obligors, enforceable in accordance with their terms and not subject to rescission, invalidation, nullification and other avoidance.

Compliance with Laws. Borrower conducts and operates its business in substantial compliance with all applicable Requirements of Law. All of the Collateral and the uses thereof, are in substantial compliance with all applicable Requirements of Law and in substantial compliance with all applicable private covenants, restrictions and use requirements. Borrower has all material permits, licenses, franchises, trademarks, copyrights and approvals, whether governmental, quasi-governmental or private, necessary for the conduct and operation of Borrower’s business and the full use and continued full use of the Collateral for its intended purposes.

Ownership. Borrower, and each of the other owners of the Collateral and each of the other owners of interests therein, if any, have good and marketable title in fee simple in and to the Collateral owned by each, free and clear of any and all liens, security interests, encumbrances, restrictions, claims, demands, off sets, contingencies and other outstanding interests, both legal and equitable. Bank has, or upon the attachment of the security interest created hereunder and under any of the other Loan Documents, will have, a first priority perfected security interest and lien in the Collateral.

Condition of Collateral. To the extent the Collateral consists of land, or land, buildings and other improvements in the nature of real property or fixtures, such Collateral (1) is in good condition and repair and free of material defects, (2) is free of hazardous materials, substances or wastes, (3) is free of harmful or hazardous levels or concentrations of mold, spores or other fungi, and (4) is free of harmful or hazardous levels or concentrations of radon or other similar gases.

Contractual Obligations. Neither Borrower nor any other Obligor is in default under or with respect to any contractual obligation, including any Indebtedness, where such default and the consequences thereof could be materially adverse to any one or more of its business, operations, properties and financial condition, or where such default and the consequences thereof could materially adversely effect its ability to perform its obligations under the Loan Documents; and no event exists, or will exist as of the initial Advance, which, with the giving of notice or the lapse of time, or both, would give rise to such a default.

Pending Proceedings. There are no known Claims pending or threatened against or affecting, whether directly or indirectly, the Collateral or any Obligor, which, if adversely determined, could materially impair or have a negative affect on the Collateral, or could negatively affect in a material manner any Obligor’s ability to perform the covenants or obligations required to be performed by such Obligor under the Loan Documents.

Anti-Money Laundering. No Obligor is a person whose property or interest in property is blocked or subject to blocking pursuant to any laws of the U.S. No Obligor is a person on the list of Specially Designated Nationals and Blocked Persons and no Obligor is subject to any limitations or prohibitions under any regulations or orders of the U.S. Department of Treasury’s Office of Foreign Assets Control. Each Obligor is in compliance with and no Obligor engages in any dealings or transactions prohibited by any laws of the U.S., including the USA Patriot Act, the Trading with the Enemy Act or the U.S. Foreign Corrupt Practices Act of 1977, all as amended.

Affirmative Covenants

Unless Bank, in its discretion, consents in writing to the contrary, Borrower will perform or cause to be performed, at Borrower’s sole cost and expense, each of Borrower’s obligations set forth in the following paragraphs of this Section, as and when required.

Use of Proceeds. Borrower will use the Credit Facility only for the purposes stated in this Agreement, and under no circumstances will the Credit Facility be used for personal, family or household purposes.

Payment/Performance. Borrower will pay when due all amounts now owing to Bank under the Note, this Agreement and the other Loan Documents, and Borrower will pay when due all amounts which may in the future become owing to Bank under the Note, this Agreement and the other Loan Documents. Borrower will promptly perform or otherwise abide by or adhere to all non-monetary obligations of Borrower hereunder and under the Note and the other Loan Documents – both present non-monetary obligations and non-monetary obligations which may arise in the future.

Taxes. Borrower will pay, when due, all taxes, assessments, levies and charges, whether governmental, quasi-governmental or private, upon and against the Collateral which are now due and which may hereafter become due; and, immediately deliver to Bank official receipts therefor.

Insurance. Borrower will keep and maintain in full force and effect insurance coverages against such risk of loss as Bank may reasonably require from time to time, including insurance coverages against risk of loss to the Collateral and business interruption insurance (“Insurance”). All Insurance will be with insurance carriers approved by Bank, the Insurance must be in amounts acceptable to Bank and the form and terms of the insurance policies and certificates evidencing the insurance polices, including the cancellation notice provisions and the manner in which Bank’s interest is designated in such policies, must be satisfactory to Bank, in Bank’s sole discretion. All Insurance is hereby collaterally assigned to Bank and it is and will be a part of the Collateral. Borrower will pay all premiums for the Insurance when due and Borrower will immediately deliver to Bank official receipts therefor.

Escrows. If required by Bank following any default by Borrower in the payment of such items, Borrower will pay to Bank, or to Bank’s authorized representative, in escrow, the known or estimated yearly amounts for any one or more of the following relating to the Collateral (“Escrow”): taxes; public or private assessments; levies and charges; premiums for Insurance; and repair and replacement reserves. The terms of the Escrow, including the amounts to be paid and the date or dates on which such payments are to be made by Borrower, will be set by Bank at the time Bank requires the establishment of the Escrow, and such terms may be changed by Bank at any time, in its sole discretion.

Maintenance of Collateral. Borrower will keep and maintain the Collateral consisting of real property and tangible personal property in good working order and condition and make all needful and proper repairs, replacements, additions and improvements thereto as are necessary – all such repairs, replacements, additions and improvements to be lien free as undertaken and when completed.

Protection of Liens. Borrower will maintain, protect and preserve the liens and security interests of Bank in the Collateral and the lien position of Bank in the Collateral, including (1) paying when due, all taxes and public and private assessments, levies and charges upon or against the Collateral, (2) filing of “claims” under insurance policies within the time periods required under such policies, (3) filing of appropriate notices, claims and pleadings in any condemnation actions and (4) defending the title to the Collateral and Bank’s liens and security interests therein against adverse claims of any person.

Compliance with Laws. Borrower will comply in all material respects with all existing and future Requirements of Law and private covenants and restrictions relating to Borrower’s business and the Collateral. Borrower will keep in full force and effect all material permits, licenses, franchises, trademarks, copyrights and approvals, whether governmental, quasi-governmental or private, necessary for the full use and continued full use of the Collateral and the continued operation of its business as the same is now being conducted. When requested by Bank, Borrower will provide copies of each of the foregoing to Bank or its authorized representatives.

Inspections. Borrower will permit Bank, and Borrower will permit Bank’s authorized representatives, from time to time and at reasonable times on prior notice to Borrower, to visit and inspect any of the Collateral and any of the other property owned or used by Borrower in its business. The costs and expenses incurred by Bank when Bank conducts an inspection, and the costs and expenses incurred by Bank when Bank conducts an inspection through Bank’s authorized representatives, will be borne by Bank unless Bank determines during or as a result of an inspection that Borrower is in Default under this Agreement or any of the other Loan Documents, in which event Borrower will pay such costs and expenses.

Books and Records. Borrower will maintain proper books and records in which full, true, accurate and correct entries, in conformity with GAAP and all Requirements of Law, will be made of all material dealings and transactions in relation to Borrower’s business and activities, including the Collateral. Bank and its authorized representatives will have the right to audit/copy the books and records maintained and kept in connection with Borrower’s businesses, including the Collateral. The costs and expenses incurred by Bank when conducting such audits, and the costs and expenses incurred by Bank when Bank conducts such audits through its authorized representatives, will be borne by Bank unless Bank determines during or as a result of an audit that Borrower is in Default under this Agreement or any of the other Loan Documents, in which event such costs and expenses will be paid by Borrower.

Tax Returns. Borrower will file, as and when required, all federal, state, local and other tax returns which are required to be filed by it, and will pay all taxes due or to be due under such returns.

Payment of Indebtedness. Borrower will make full and timely payment of all Indebtedness on which Borrower is now obligated and all Indebtedness on which Borrower may in the future come to be obligated to Bank, and to persons other than Bank; and, Borrower will duly and faithfully comply with all the terms and conditions to which Borrower is obligated thereunder, the breach of which could materially adversely affect Borrower, inclusive of its businesses, assets, operations and activities.

Performance of Contracts. Borrower will perform, as and when required, all of its obligations under any and all contracts Borrower enters into from time to time with respect to the Collateral or Borrower’s business operations, including paying and causing others acting under or on the account of Borrower to pay, all persons required to be paid for labor, services, materials, supplies, fixtures, parts, equipment or products furnished to or in connection with the Collateral or Borrower’s business operations as and when such persons are required to be so paid. Borrower will not, without the prior written approval of Bank, terminate or significantly modify any present or future material contracts relating to the Collateral. When requested by Bank, Borrower will provide Bank copies of Borrower’s material contracts and amendments thereto related to the Collateral or Borrower’s business, including contracts with major vendors and suppliers, major customer contracts, franchise agreements, development agreements, contracts with key consultants and employment contracts of key employees of Borrower’s business.

Notice of Events. Borrower will promptly notify Bank if Borrower obtains knowledge of the occurrence of any Claims pending or threatened against or affecting, whether directly or indirectly, the Collateral or any Obligor, which, if adversely determined, could materially impair or have a negative affect on the Collateral, or could negatively affect in a material manner any Obligor’s ability to perform the covenants or obligations required to be performed by such Obligor under the Loan Documents.

Additional Requirements. At Bank’s request, Borrower will do or undertake any act and execute and deliver any additional documents consistent with the Commitment and the other Loan Documents reasonably required by Bank to secure the Credit Facility, confirm and perfect the lien and security interest of Bank in the Collateral and to comply with the Commitment and the other Loan Documents, including additional financing statements, new and replacement notes, security documents and agreements supplementing, extending and otherwise modifying the Note, this Agreement and any of the other Loan Documents, and certificates as to the amount of the Indebtedness evidenced by the Note from time to time.

Negative Covenants

Without Bank’s prior written consent that may be withheld in Bank’s reasonable discretion, unless otherwise provided on an attachment to this Agreement that has been approved in writing by Bank, Borrower will not do or permit to be done any one or more of the things set forth in the following paragraphs of this Section.

Change of Name. Borrower will not change its name and Borrower will not operate under a name other than its current name. If Borrower is an Organization, Borrower will not change the state of its organization.

Character of Business. Borrower will not change the general character of its business as shown in information on file with Bank, or engage in any type of business not reasonably related to such business. Borrower will not suspend or cease its business operations or any material part or parts thereof. If Borrower is an Organization, (1) Borrower will not dissolve or otherwise terminate or permit the termination of its organizational existence, (2) Borrower will not permit its organizational existence to become inactive or dormant and (3) Borrower will not permit its organizational existence to be suspended under any Requirements of Law or to become noncompliant in any material respects under any Requirements of Law.

Change in Management. Borrower will not materially change or otherwise reconstitute, and Borrower will not permit to be materially changed or otherwise reconstituted, its ownership structure of membership interests in Borrower, including, as applicable, a change in its managing member or members.

Additional Indebtedness. Except Indebtedness in respect of the Credit Facility and other Indebtedness owing to Bank, Borrower will not (1) create any Indebtedness, (2) incur or otherwise become obligated on any Indebtedness, (3) assume any Indebtedness, (4) refinance any Indebtedness, (5) suffer to exist any Indebtedness against it or (6) draw upon any Indebtedness. For the purposes of this paragraph, Indebtedness does not include short-term unsecured trade credit incurred in the ordinary course of business and paid in accordance with its terms.

Additional Liens. Except for (1) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP and (2) liens and security interests in favor of Bank, Borrower will not and Borrower will not permit others to encumber the Collateral, or any part thereof or interest therein, with any one or more of the following: a judicial, mechanic’s, materialmen’s or other lien or claim of lien (inclusive of real property, personal property and mixed real and personal property liens); a security interest or a lien in the nature of a mortgage, deed of trust, trust deed or security deed; a governmental assessment or lien (inclusive of a federal tax lien); a charge; a levy; an attachment; an order of seizure; a claim and delivery; or any other similar or dissimilar claim, which is not released, terminated or transferred to bond or other security within sixty (60) days after the imposition of same.

Judgments. Borrower will not permit a judgment for the payment of money to be entered against it which judgment Borrower permits to remain unsatisfied or unstayed for a period of thirty (30) days after the same is entered against Borrower.

Distributions. If Borrower is an Organization, in the Event of Default and continuance thereof, Borrower will not declare any dividends on, and Borrower will not make any payment or other distribution on account of, and Borrower will not set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement and other similar or dissimilar acquisition of, any equity interest in Borrower or any of its Affiliates, and Borrower will not do any of the foregoing with respect to a debt or similar interest in Borrower or any of its Affiliates, other than debts owed to Bank by Borrower and trade debt incurred by Borrower in the normal and ordinary course of Borrower’s business.

Payments. If Borrower is an Organization, in the Event of Default and continuance thereof, Borrower will not make any payments, whether principal, interest or otherwise, on debt owed by Borrower to its shareholders, directors, officers, managers, members, partners or other equity holders, or debt owed by Borrower to any of its Affiliates or any of its Affiliates shareholders, directors, officers, managers, members, partners or other equity holders; and, Borrower will not secure the repayment of any such debt with a lien or security interest on any of Borrower’s present or future assets, whether real, personal or mixed real and personal.

Loans and Investments. Borrower will not make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase or commit to purchase of any stock, bonds, notes, debentures or other securities of or equity interest in any person, including any past, present, or future stockholder, director, officer, executive, manager, member, partner or employee of Borrower, other than employee relocation loans, employee bridge loans and other incidental loans to employees, all in the ordinary course of business.

Prohibited Transfer. Borrower will not voluntarily or involuntarily, through its direct actions or inactions or indirectly through the actions or inactions of others, sell, assign, convey-in-lieu-of-condemnation, encumber, grant a lien or security interest, lease, demise, rent, transfer, convey or otherwise dispose of all or any part of the Collateral, or any interest, right or estate therein, except that Borrower may lease or rent any of the Collateral in the ordinary course of business and otherwise in accordance with the terms of the Loan Documents.

Margin Stock. Borrower will not directly and Borrower will not indirectly purchase or otherwise acquire, and Borrower will not directly and Borrower will not through another person carry or otherwise hold any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System and any interpretations or rulings thereunder, and Borrower will not “speculate” in or “hedge” in any stock, futures, commodity, index and other similar markets, or undertake any other activity that is not in the ordinary course of business of Borrower as that business has been disclosed to Bank.

FCPA. Borrower will not use all or any part of the proceeds of the Credit Facility, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Financial Covenants

Borrower will perform or cause to be performed each of Borrower’s obligations set forth in the following paragraphs of this Section, as and when required.

Financial Reports. Borrower will furnish to Bank and Borrower will cause others to furnish to Bank, at the sole cost and expense of Borrower, the following financial and other information respecting the business, assets, operations and financial condition of Borrower and the other Obligors at the times indicated:

Borrower Operating Statement. Upon Bank’s request annually, an operating statement setting forth Borrower’s revenue and expenses for the year, in a form reasonably acceptable to Bank and certified by an officer of Borrower to Bank.

Obligor Financial Statements. Upon Bank’s request annually, balance sheets, statements of income and retained earnings of Global Growth Trust, Inc., for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be audited by an independent certified accountant acceptable to Bank.

Tax Returns of Borrower and Obligor. Upon Bank’s request annually, but in any event not later than 30 days after filing with the internal revenue service, a copy of the annual federal tax return of Global Growth Trust, Inc. and (if required) annual state tax return of Borrower.

Rent Rolls: Upon Bank’s request quarterly, Borrower will supply rents rolls for the Office Project.

Financial Covenants. Borrower or Global Growth Trust, Inc., as applicable, will maintain:

Debt Yield. On the 1st and 2nd anniversary of the Effective Date, Borrower shall maintain a minimum Debt Yield of 4.00%. Debt Yield shall be the net operating income divided by the outstanding Loan amount at the time of the test. For purposes of calculating the Debt Yield, net operating income shall be an annualized figure utilizing the prior six (6) months of the Office Project building operations and shall include all property expenses, including real estate taxes, a management fee of not less than 5.00% and reserves for replacement of at least $0.15 per square foot of space. Borrower may cure a failure to meet the Debt Yield test by immediately paying down the Loan, without penalty, sufficiently to bring Borrower in compliance with the Debt Yield covenant.

Debt Service Coverage. On the anniversary of the commencement of the Extended Term (as defined in the Note), Borrower shall maintain a Debt Service Coverage of 1.35 to 1.00.

“Debt Service Coverage” means the ratio of (a) net operating income for the Office Project to (b) Debt Service Denominator.

For the purposes of calculation of Debt Service Coverage, net operating income for the Office Project shall be calculated using the preceding 12 months of operations and will account for all property expenses, including real estate taxes, a management fee of not less than 5.00% and reserves for replacement of at least $0.15 per square foot of space.

Debt Service Denominator shall be calculated by annualizing monthly principal and interest payments derived by using the outstanding Loan amount at the time of the test amortized over 25-years at the actual interest rate charged on the Loan.

Liquidity. Global Growth Trust, Inc. shall maintain minimum liquidity equal to the greater of: i) $3,000,000 or ii) 10% of contingent liabilities. For the purposes of this covenant, liquidity shall include any deposit amounts that Borrower, Global Growth Trust, Inc., or any of its affiliates maintain with Bank, including deposits made to comply with the Deposit Requirement (as such term is defined in the Note).

Casualty and Condemnation

Casualty. In the event of a loss or other casualty affecting the Collateral or any part or parts thereof, Borrower will give immediate notice by mail to Bank, who may make proof of loss if not made promptly by Borrower. Each insurance company concerned is hereby authorized and directed to make payment of any loss or other casualty directly to Borrower and Bank jointly. Except in the Event of Default and continuance thereof, Bank will apply or release to the Borrower for such application, the proceeds of any insurance, or any part thereof, to the restoration or repair of the Collateral. Borrower will execute such further assignments of any such payments of Insurance proceeds as Bank may require.

Condemnation. Borrower will give Bank prompt written notice of the institution or threatened institution of any proceedings for eminent domain or for the condemnation of the Collateral or any part or parts thereof. Except in the Event of Default and continuance thereof, then to the extent permitted by applicable Requirements of Law, all compensation, awards and recoveries (collectively “awards”) for or from any condemnation or taking, or proceedings in-lieu thereof, of all or any part of the Collateral or for any damage or injury to it or any loss or diminution in value of the Collateral by reason of the condemnation or other taking, or proceedings in-lieu thereof, of all or any part of the Collateral, are hereby assigned to and will be paid jointly to Bank and Borrower for application, to the restoration or repair of the Collateral. To the extent applicable Requirements of Law do not permit the application of all or any portion of such awards as aforesaid, and without limiting or negating Bank’s existing security interest and lien therein but in furtherance thereof, any awards that can not be so applied are hereby assigned to and Bank is hereby granted a security interest in and lien upon all such awards; and to perfect said security interest and lien, such awards will be paid to Bank, or Bank’s designee, to be held under this Agreement, the Mortgage and the Security Agreement, if one, as additional security for payment of the Credit Facility and all other Indebtedness and obligations now or hereafter owing by Borrower to Bank hereunder or under any of the other Loan Documents. Borrower will execute such further assignments of any such awards as Bank may require.

Default

The occurrence of any one or more of the following events will constitute a Default or an Event of Default under this Agreement and the other Loan Documents (“Default” or “Event of Default”): (1) the occurrence of any default or event of default under the Note and the failure of such default or event of default to be cured within any applicable grace periods thereunder; (2) Borrower’s default under, breach, or failure to perform any material covenant, representation, warranty, term, condition or provision contained in this Agreement or any of the other Loan Documents, or any other Obligor defaults under, breaches or fails to perform any of such person’s material obligations under any of the Loan Documents, and any such defaults, breaches or failures to perform are not remedied to Bank’s satisfaction within fifteen (15) days following notice thereof having been given by Bank to Borrower or such other person, as applicable; (3) the actual destruction, demolition, injury or waste to, or taking of, the Collateral, or any material part or parts thereof, which is not covered by insurance, and which, in the sole reasonable opinion of Bank, impairs the Collateral’s value or may impair its value in any material respect, or threatens the prospect of timely payment and performance by Borrower or any other Obligor of any of their respective material obligations under this Agreement or any of the other Loan Documents; (4) the filing or attachment of a lien, including a mechanic’s, materialmen’s or warehousemen’s lien, security interest, encumbrance or other claim against the Collateral or any part or parts thereof, or interest therein, except ad valorem property taxes for the then current year and a lien or security interest in Bank’s favor, or Borrower’s assets other than the Collateral, or any material part or portion thereof, or the assets or any material part or portion thereof of any other Obligor, are attached, seized, subjected to a writ or distress warrant, or are levied upon, and any such attachments, seizures, warrants or levies are not fully discharged, released as to any Collateral or transferred to bond or other security within sixty (60) days following the date thereof; (5) Borrower’s or other Obligor’s insolvency or bankruptcy or the insolvency or bankruptcy of any other Obligor, or the appointment of a receiver for Borrower or any other Obligor, or any of their respective assets; (6) [intentionally omitted]; (7) the making or existence of a material misrepresentation in any loan application or other information provided by Borrower, or any other Obligor, to Bank in connection with the Credit Facility; (8) Borrower’s default under any other Indebtedness or other obligation Borrower now owes Bank or which Borrower may in the future owe to Bank, and the failure of such defaults to be cured within any applicable grace periods; (9) [intentionally omitted]; or (10) the occurrence of an event of default or other breach under the covenants, terms or conditions of any instruments or other agreements to which any of the Loan Documents are subordinate or which are subordinate to any of the Loan Documents and the failure of such default or breach to be cured within any applicable grace period.

Remedies

Upon the occurrence of an Event of Default, Bank may from time to time and at any time exercise any and all of Bank’s rights and remedies under this Agreement and the other Loan Documents that are exercisable by Bank after the occurrence of an Event of Default, as well as any rights and remedies Bank may have at law or in equity. Without limiting the foregoing but in furtherance thereof, upon the occurrence of an Event of Default, Bank may, at its option and without notice or demand unless otherwise required hereunder or in any of the other Loan Documents, do, or cause to be done through others, any one or more of the following: (1) accelerate and declare immediately due and payable the Note, as well as any and all of the other Indebtedness and obligations owing under this Agreement and the other Loan Documents that are not already due hereunder and that are not already due thereunder; (2) limit, restrict, suspend or terminate Bank’s obligation to make any Credit Extensions under this Agreement or any of the other Loan Documents to Borrower or any other person; (3) at any time and from time to time, go upon any Collateral that is real property, with or without advance notice and without having first obtain judicial or non-judicial permission to so do, for any purpose Bank deems necessary or appropriate in its sole discretion; (4) initiate and prosecute to conclusion judicial and non-judicial foreclosure proceedings as against all or any part of the Collateral, without regard to the situs of such Collateral; (5) exercise its right of set-off and its right of recoupment; (6) initiate and prosecute to conclusion suits in equity; (7) initiate and prosecute to conclusion actions at law; and, (8) take any other appropriate legal, equitable and administrative proceedings to enforce full payment and performance. Any amounts collected by Bank through the exercise of its rights and remedies as aforesaid, or otherwise, including proceeds of any sale of, and other realization upon, all and any part of the Collateral, will be applied by Bank against the Credit Facility and the other Indebtedness and obligations due Bank under the Loan Documents in the order of priorities as Bank determines in Bank’s sole discretion, unless applicable Requirements of Law require a different application of payments, and then they will be applied in accordance with applicable Requirements of Law.

Protection of Security

Both before and after the occurrence of an Event of Default, Bank may do and cause to be done any one or more of the following, all at its option and without any obligation to do so: (1) pay any sums for which Borrower or any other Obligor is obligated hereunder or under any of the other Loan Documents, including the Commitment; (2) perform or cause to be performed the obligations of Borrower or any other Obligor hereunder or under the other Loan Documents; and (3) take such other actions as Bank deems necessary to maintain, repair, restore, preserve, protect and safeguard the Collateral and to maintain, protect, preserve and enforce the liens and security interests created by any one or more of the Loan Documents, including completing any construction related to the Collateral, completing furnishing of the Collateral, managing the Collateral and selling, transferring or otherwise disposing of the Collateral. In connection with any and all of the foregoing Bank may advance, pay or expend such sums as Bank, in its discretion, deems proper or necessary. Bank’s doing of any of the foregoing will not constitute a waiver of any Event of Default or right arising because of an Event of Default.

Payment of Costs and Expenses

Without limiting any other provision of this Agreement relating to Borrower’s payment of costs and expenses incurred by Bank and those incurred by others on behalf of Bank, but in addition thereto, whether or not the Credit Facility is made available to Borrower, Borrower will pay to Bank, when requested to pay, each and all of any costs and expenses incurred by Bank or others on behalf of Bank in connection with the Credit Facility or the making of the Credit Facility available to Borrower, and those incurred for any Obligor or on behalf of any Obligor in order for such person to meet Bank’s requirements in the Commitment Letter or any of the other Loan Documents, including, to the extent permitted by applicable Requirements of Law, all intangible personal property taxes, documentary stamp taxes, excise taxes and other similar taxes now or hereafter required to be paid in connection with any of the Credit Facility. Borrower will also pay to Bank, on demand, any and all costs and expenses incurred or paid by Bank and those incurred or paid on behalf of Bank in doing any one or more of the following: (1) in maintaining, protecting, preserving and enforcing Bank’s liens and security interests in the Collateral, or in maintaining, repairing, restoring, preserving, protecting and safeguarding the Collateral, including all costs and expenses incurred or paid in completing any construction related to the Collateral, completing furnishing of the Collateral, managing the Collateral or selling, transferring or otherwise disposing of the Collateral; (2) in collecting any amount due and owing under each one of and all of the Loan Documents; and (3) in undertaking or otherwise enforcing Bank’s other rights and remedies hereunder and under the other Loan Documents with respect to the Collateral and the Indebtedness and other obligations evidenced or secured by any one or more of the Loan Documents, including enforcement of any and all of Borrower’s or any other Obligor’s performance obligations. All of the foregoing costs and expenses will be paid with interest thereon at the Contract Rate from the date paid or incurred by or on behalf of Bank until such costs and expenses are paid by Borrower. All sums so paid and expended by Bank, and the interest thereon, will be added to and be secured by Bank’s liens and security interests in the Collateral.

General Terms

This Agreement and the other Loan Documents, including the Note, are incorporated into each other and they are each a part of the other. All of the Loan Documents will be applied and enforced in harmony with and in conjunction with each other to the end that Bank realizes fully upon its rights and remedies in each and the liens and security interests created by each; and, to the extent conflicts exist between this Agreement and the other Loan Documents, they will be resolved in favor of Bank for the purpose of achieving the full realization of Bank’s rights and remedies and the liens and security interests as aforesaid.

Borrower’s and the other Obligors’ representations and warranties to Bank in this Agreement and the other Loan Documents will be deemed continuing representations and warranties.

Borrower will indemnify, defend and hold harmless Bank Indemnitees from and against any and all Claims which may be asserted against, incurred or suffered by, or imposed or levied on Bank Indemnitees under, on account of or in relation to any of the Loan Documents, any transactions contemplated in or arising from or in connection with any of the Loan Documents or the enforcement of any of the terms of any of the Loan Documents, including any Claims from (1) a breach by Borrower or any other Obligor of any material warranty or representation made by Borrower or any other Obligor in this Agreement or any of the other Loan Documents, or any material warranty or representation made in this Agreement or any of the other Loan Documents being false or untrue in any material respect, (2) a breach by Borrower or any other Obligor of any material covenant or agreement made or given by Borrower or any other Obligor in this Agreement or any of the other Loan Documents, (3) suits, actions or other proceedings by any receiver, trustee in bankruptcy, debtor-in-possession or other person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrower or any other person as the result of any transaction under any of the Loan Documents, or (4) suits, actions or proceedings to recover damages or other relief, whether legal or equitable, for any acts or omissions of any of the Bank Indemnitees (a) under any of the Loan Documents, (b) in the performance of any rights or remedies of Bank against any Obligor, the Collateral or with respect to the Credit Facility, or (c) on account of any transaction involving any of the Bank Indemnitees under or in relation to the Credit Facility or any of the Loan Documents. Borrower’s obligations under the indemnifications in this paragraph will not extend to Bank Indemnitees’ gross negligence or willful misconduct. Borrower’s obligations under the indemnifications in this paragraph will survive termination of this Agreement.

The recitals are part of this Agreement. All exhibits and other attachments to this Agreement are incorporated herein.

Bank may retain all of the Loan Documents in an electronic medium or other non-tangible medium that permits such records to be retrieved in a perceivable form.

This Agreement and all of the other Loan Documents will be governed by and construed in accordance with the laws of the State of Florida, excluding, however, the conflict of law and choice of law provisions thereof.

To the extent permitted by law, Borrower waives any right to a trial by jury in any action arising from or related to any of the Loan Documents or any Indebtedness evidenced or secured by any of the Loan Documents.

All of Bank’s rights and remedies under this Agreement and under the other Loan Documents and those available to Bank at law and in equity, may be exercised by Bank from time to time concurrently, alternatively, successively or cumulatively, as Bank elects; and unless otherwise specifically provided to the contrary herein, such rights and remedies may be exercised both before and after the occurrence of a Default.

No delay or forbearance by Bank in exercising any of its rights and remedies under this Agreement or under any of the other Loan Documents, or its rights and remedies otherwise afforded by law or in equity, will operate as a waiver thereof or preclude the exercise thereof at any subsequent time.

A waiver or postponement by Bank must be in writing to be effective against Bank. A waiver or postponement by Bank as to any matter will not constitute a waiver or postponement by Bank as to any other matter. An advancement of funds under the Credit Facility will not constitute a waiver of any matter; and, an advancement will not have the effect of precluding Bank from thereafter declaring Borrower in Default under this Agreement for its failure or other inability to satisfy any of Borrower’s obligations under this Agreement or any of the other Loan Documents, including any conditions.

If any provision under this Agreement or any of the other Loan Documents is prohibited or invalid under any applicable laws, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or the other Loan Documents.

The terms and conditions of this Agreement may be changed only by an agreement in writing signed by Bank and Borrower, unless otherwise provided herein.

Borrower does hereby irrevocably constitute and appoint Bank its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to do or cause to be done such acts as Bank, in its sole discretion, deems necessary and advisable to effect the terms and conditions of this Agreement and the other Loan

Documents and to otherwise realize Bank’s rights and remedies hereunder and thereunder, and the benefits provided to Bank herein and therein. The foregoing appointment is and the same will be coupled with an interest in Bank’s favor.

Borrower may not assign this Agreement or any of the other Loan Documents, or any of Borrower’s rights or obligations hereunder or thereunder.

Subject to the foregoing limitations on Borrower’s right to assign and any other limitations on assignment in any of the other Loan Documents, the covenants, terms and conditions contained in this Agreement will bind, and the benefits and powers will inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto, including Bank’s authorized representatives and any administrative or servicing agents for Bank or any holder of all or any part of the Note.

From time to time Bank may assign the Note or sell to one or more financial institutions or other lenders a participation in the Credit Facility. Bank will not be under any obligation to disclose to Borrower or any other Obligor the fact that it is soliciting participations or that it has sold participations in the Credit Facility. The sale of one or more participations in the Credit Facility by Bank will not relieve Bank of its obligations under this Agreement and will not grant to Bank (or any participants), Borrower or any other Obligor any greater rights relative to the Credit Facility or under any of the Loan Documents, and it will not relieve Borrower or any other Obligor of any of their respective obligations on the Credit Facility or under any of the Loan Documents. To the extent Bank sells participations in the Credit Facility, when requested, Borrower will permit such participants to conduct any inspections and audits Bank is permitted to undertake under this Agreement with Bank or separate from Bank, and Borrower and the other Obligors will otherwise communicate with such participants with respect to the Credit Facility and the Loan Documents, when requested to do so by Bank in connection with such participants’ determination of whether to acquire a participation interest in the Credit Facility. In all other circumstances, in the event of the sale of participation interests by Bank, Borrower and Obligors shall be required to communicate only with Bank, who will then communicate with all participants.

Bank may make such credit investigations and other investigations regarding Borrower and any other Obligors as Bank deems necessary or appropriate, including any investigations as may be necessary or advisable under applicable Requirements of Law. Unless otherwise prohibited by applicable Requirements of Law, Bank may, with prior written notice to Borrower, disclose financial and other information concerning Borrower and any other Obligors to any person, including any of the following: Governmental Authorities; credit bureaus and other similar persons; Borrower’s and any other Obligors’ other creditors or prospective creditors; Bank’s Affiliates; Bank’s authorized representatives and any administrative or servicing agents for Bank; Bank’s Affiliates’ authorized representatives and any administrative or servicing agents for Bank’s Affiliates; any participant or prospective participants, and to any assignee, or prospective assignee, of the Credit Facility or any part or parts thereof, and the authorized representatives and any administrative or servicing agents for such persons.

If two or more persons have joined as Borrower, each of the persons will be jointly and severally obligated to perform Borrower’s obligations in this Agreement.

All notices and other communications under this Agreement will be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses of the parties as set forth in this Agreement. Borrower and Bank may, by written notice given hereunder, designate a different address where communications should be sent and Bank may direct, by notice to Borrower, for communications to be sent electronically or in some other non-tangible medium.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and in making proof of this Agreement, it will not be necessary to produce or account for more than one such counterpart. A facsimile or other electronic signature or acknowledgement will be an acceptable form of signature or acknowledgement and will be deemed an original signature or acknowledgement for all purposes.

Time is of the essence for the performance of all of Borrower’s and the other Obligors’ respective covenants and agreements set forth in this Agreement and in each of the other Loan Documents.

Term of Agreement

This Agreement will become effective on the Effective Date and will continue in full force and effect until the last to occur of: (1) payment in full of the Credit Facility and all other Indebtedness now owing and which may in the future be owing to Bank under each one of and all of the Loan Documents; (2) the full satisfaction of Borrower’s obligations and a full satisfaction of the other Obligors’ obligations under each one of and all of the Loan

Documents; and (3) termination of Bank’s obligation to make Advances under the Credit Facility or to otherwise disburse funds under this Agreement, the Note or any of the other Loan Documents. Termination of this Agreement will not terminate any of Borrower’s or any other Obligor’s payment or performance obligations under this Agreement or any of the other Loan Documents that are intended to survive such termination. If Bank is required to return or repay any payments made on the Credit Facility or any of the other Indebtedness evidenced or secured by any of the Loan Documents, whether before or after termination of this Agreement or any of the other Loan Documents, the Indebtedness intended to be satisfied by such returned or repaid payments will be revived and continued in full force and effect as if said returned or repaid payments had not been made, and this Agreement and the other Loan Documents will continue to be effective or reinstated, as the case may be, as to such returned or repaid payments.

Notice Addresses All notices to the parties hereto shall be given at the following addresses:

Bank’s Notice Address:	RBC Bank (USA) 134 North Church Street Rocky Mount, North Carolina 27804 Attn: LSC

with a copy to:	RBC Bank (USA) 420 South Orange Avenue, Suite 300, Orlando, Florida 32801 Attn: Andy Johnson, Vice President

Borrower’s Notice address:	GGT Gwinnnett Center GA, LLC 450 South Orange Avenue, Orlando, Florida 32801 attn: Steven D. Shackelford, Executive Vice President

With a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 450 South Orange Avenue, Suite 800 Orlando, Florida 32801 Attn: Dale Burket, Esq.

Whenever any notice may be given or is required to be given under the terms of this Agreement, the same shall be given in writing and either sent by (i) a national overnight delivery service, delivery pre-paid and requiring a receipt for delivery or (ii) delivered by hand with written receipt acknowledged. Any notice required or given hereunder shall be deemed given when duly transmitted by any method permitted hereunder, but shall only be deemed as having been received (i) upon actual receipt if delivered by hand, (ii) the day following deposit thereof if sent via Federal Express (next day delivery) or other nationally recognized overnight courier service or (iii) upon receipt or refusal if sent by certified mail, return receipt requested or upon refusal to accept delivery from any overnight courier.

EXECUTED by the undersigned, as of the Effective Date.

GGT GWINNETT CENTER GA, LLC, a Delaware limited liability company

By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Executive Vice President

[seal]

RBC BANK (USA

By:	/s/ Andy Johnson

Name	Andy Johnson

Its:	Vice President

Attachment 1 to Loan Agreement

Definitions

“Affiliate” means, with respect to any person, any person that owns or controls directly or indirectly such person, any person that controls or is controlled by or is under common control with such person, and each of such person’s senior executive officers, directors, members and partners, and for purposes of this definition only, “control” and derivations thereof means with respect to any person, either (i) ownership directly or indirectly of 10% or more of all equity interests in such person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement.

“Bank Indemnitees” means Bank, inclusive of Bank’s shareholders, directors, officers and employees, and Bank’s authorized representatives; and, a reference in this Agreement and the other Loan Documents to “Bank Indemnitees” is to each one of the Bank Indemnitees, any combination of the Bank Indemnitees or all of the Bank Indemnitees, as the context requires for the purposes of effecting the provisions of this Agreement in which the term is used without having to qualify the term “Bank Indemnitees” with “each”, “any”, “all” or similar words.

“Branch” means Bank’s office located at 420 South Orange Avenue, Suite 300, Orlando, Florida 32801.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in the jurisdiction whose laws govern this Agreement are authorized or required to close.

“Claims” means any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, settlements, satisfactions, remedial response or action, including costs of environmental clean-up, disbursements and costs and expenses of any kind or nature whatsoever, whether arising under or in connection with any of the Loan Documents, under any Requirements of Law or otherwise, that may now or hereafter be suffered or incurred by, or imposed or levied on, a person and whether suffered or incurred in, or imposed or levied on or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto, or any settlements, compromises or satisfactions related thereto.

“Committed Credit Line” means Advances of up to $11,150,000.00.

“Commitment” or “Commitment Letter” means Bank’s commitment letter to Borrower and Global Growth Trust, Inc., dated September 21, 2011, which Commitment will survive closing of the Credit Facility.

“Collateral” means the existing and the future property and property rights described on Attachment 2, together with the proceeds, products, accessions, additions, replacements and substitutions thereto and thereof. Collateral also means and includes any and all other existing and future property and property rights described elsewhere in this Agreement or in some of the other Loan Documents as property or property rights that now secure or may secure in the future any one or more of the Credit Facility and the other Indebtedness and obligations evidenced by and arising under any one or more of this Agreement and the other Loan Documents.

“Contract Rate” means the contract rate at which interest accrues from time to time on the Note, or if there is more than one, the highest rate under all of the Notes; and if interest accrues at different contract rates, any one of the contract rates which interest accrues as selected by Bank, in its sole discretion, which rate may be fixed or variable. The Contract Rate will not be less than the Minimum Interest Rate, if one is specified in the Note.

“Credit Facility” refers to the line of credit or lines of credit extended by Bank to Borrower pursuant to this Agreement and evidenced by the Note, and if more than one line of credit is extended by Bank to Borrower pursuant to this Agreement, the term can reference one, any combination of, or all of the lines of credit, as the context so requires.

“Default” or “Event of Default” means any of the events or conditions described above in the Section entitled “Default” and means any other event or condition described or identified in this Agreement or any of the other Loan Documents as a default or an event of default under this Agreement or any of the other Loan Documents.

“Effective Date” means the date of this Agreement, and it is the date on which Borrower and Bank are deemed to have executed this Agreement.

“Facility Termination Date” refers to the last day on which Borrower may request an Advance, which day is October 17, 2014, unless extended by Bank at Bank’s sole discretion.

“GAAP” means generally accepted accounting principles.

“Global Growth Trust, Inc.” means Global Growth Trust, Inc., a Maryland corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any quasi-governmental authority or body, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” means with respect to any person, any and all of the following indebtedness, obligations and liabilities, together with any and all renewals, extensions, modifications, amendments, changes, consolidations, replacements or substitutions thereof or therefor, whether jointly with others or individually, as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated: (i) all indebtedness, obligations and liabilities of such person for money borrowed; (ii) all indebtedness, obligations and liabilities of such person for the acquisition of property; (iii) all indebtedness, obligations and liabilities secured by any lien on the property of such person whether or not such indebtedness, obligations and liabilities are the personal obligation of such person; (iv) all indebtedness, obligations and liabilities of such person by way of endorsements (other than for collection or deposit of negotiable instruments in the ordinary course of business); (v) all indebtedness, obligations and liabilities of such person under agreements relating to derivatives transactions (e.g. interest rate swaps, caps, floors or collar transactions, or other similar transactions made pursuant to an International Swap Dealers Association, Inc. Master Agreement or similar agreement); (vi) all contingent obligations; (vii) all capitalized leases; (viii) all synthetic leases; (ix) and, all other items which in accordance with GAAP are classified as liabilities on a balance sheet, provided, however, with respect to the foregoing, “Indebtedness” will not include any consumer credit as defined under the Federal Reserve Board’s Regulation Z (Truth-in-Lending)(12 CFR 226 et. seq.).

“Loan Documents” means the Commitment Letter, this Agreement, the Note and any other instruments, agreements, statements, reports, opinions, resolutions, certifications, affidavits, documents and records now or hereafter evidencing the Credit Facility, securing the Credit Facility or delivered or furnished in connection with the Credit Facility, which may include deeds to secure debts, security deeds, mortgages, deeds of trust, assignments, security agreements, pledge agreements, guaranty agreements, control agreements, collateral assignments, financing statements, opinions, resolutions, certifications, affidavits and rate management agreements. A reference to the Loan Documents includes each one of and all such documents as amended, modified, extended, renewed, supplemented, restated, substituted or replaced from time to time, whether in whole or in part.

“Minimum Interest Rate” or “Adjusted Minimum Rate” will have the meaning provided in the Note. The Minimum Interest Rate is the lowest per annum rate at which interest will accrue under the Note and under the other Loan Documents.

“Note” means the promissory note or promissory notes of Borrower in favor of Bank evidencing the Credit Facility, and if more than one credit facility is extended pursuant to this Agreement, the term can reference one, any combination of, or all of the promissory notes, as the context so requires. The “Note” is sometimes referred to in the other Loan Documents as the “Obligations”, which is a reference in those documents to the Credit Facility (i.e., the Indebtedness) and the Note (i.e., the evidence of the Indebtedness), as the context requires.

“Obligors” means Borrower and, if any, guarantors and other supporting obligors and all other persons that are or may be liable for the payment of all or any part of the Credit Facility or any other Indebtedness or other obligations of Borrower or any guarantor or other supporting obligor under this Agreement or any of the other Loan Documents.

“Permitted Liens” means liens, security interests, encumbrances, easements and other matters listed as exceptions to the title to the Collateral on Attachment 2, or in any of the other Loan Documents, all of which must be approved in writing by Bank prior to the Effective Date.

“Requirements of Law” means any law, treaty, rule, regulation, ordinance, determination of an arbitrator, order of a court or determination, advisory opinion, order, guideline, finding or requirement of any other Governmental Authority, as amended, supplemented and in effect from time to time, in each case applicable to and binding upon such person or any of its properties or to which such person or any of its properties is subject, either individually or jointly with another person or persons.

“Responsible Officer” means any of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Controller of an Obligor, or such other person as an Obligor designates in writing as such Obligor’s authorized representative with respect to the Credit Facility.

Use and Application of Terms.

In using and applying the various terms, provisions and conditions in this Agreement and the other Loan Documents, the following will apply: (1) words in the neuter mean and include correlative words of the feminine and masculine genders and words importing the singular numbered meaning include the plural number or a collective reference, and vice versa; (2) as the context requires, “and” may have a joint meaning or a several meaning and “or” may have an inclusive meaning or an exclusive meaning; (3) the word “all” includes “any” and the word “any” includes “all”; (4) the words “include” or “including” will mean “without limitation”; (5) words importing persons include individuals and Organizations, and “third person” and “third party” are synonymous and they reference a person other than an Obligor or Bank; (6) the words “attorney” and “counsel” are interchangeable in this Agreement and the other Loan Documents; (7) the phrase “costs and expenses”, or variations thereof, will include fees of receivers or other similar officials, reasonable attorneys’ fees and fees of legal assistants, reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts, and the costs and expenses incurred by any of the foregoing, whether in the investigation, prosecution or defense of any matter or otherwise, and inclusive of fees, costs and expenses of the foregoing incurred in connection with and during the pendency of any Obligor’s reorganization, receivership, insolvency or bankruptcy; (8) any reference to the “Collateral” includes, as the context requires, all of the Collateral, part or parts thereof and interest or interests therein; (9) the term “financial statements” will include the accompanying notes and schedules; (10) any reference to “the other Obligors”, “any other Obligors” or similar references will be to the other Obligors, if there are any (i.e., “if any” will not be repeated each time there is a reference to an Obligor who is not, or Obligors who are not, Borrower); (11) any reference to “rights and remedies”, or any variations thereof, will include, as the context requires, rights, authority, powers, benefits, privileges and remedies; (12) all accounting terms used in this Agreement will be construed in accordance with GAAP and all calculations will be made in accordance with GAAP; (13) all references to the time of day will mean the time of day on the day in question in Orlando, Florida, unless otherwise expressly provided in this Agreement; (14) for Obligors and other persons who are Organizations, when any action is required or permitted to be taken, it is intended that the same will be undertaken through duly authorized employees or representatives of such person, or a partner, member, manager, officer or director, and any action taken by any of the foregoing persons will be presumed authorized absent a clear and convincing showing that the person relying on such action knew or should have known that the person acting was exceeding such person’s authority; and (15) the section titles, any table of contents and any list of exhibits or schedules appear as a matter of convenience only and will not affect the interpretation of this Agreement, and any reference to a section or paragraph includes the referenced section or paragraph and any part or subparts to that section or paragraph.

Additional Conditions/Supporting Documents

Initial Advance

Appraisal: An appraisal in form and substance satisfactory to Bank of the Collateral consisting of real property, which appraisal shall conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Such appraisal shall also comply with all federal and state laws applicable to real estate appraisals. The appraisal shall reflect that the value of the Collateral consisting of real property is sufficiently adequate to secure the amount of the Loan, in Bank’s sole determination, but in any event such appraisal must reflect a maximum LTV of 50%.

Title Insurance: A title insurance policy in an amount and issued by a company acceptable to Bank insuring Bank’s first priority lien upon the Collateral consisting of real property. The policy shall contain no matters objectionable to Bank, including, without limitation, exceptions with respect to mechanics’, brokers’ and materialmen’s liens, prior years’ taxes, matters of survey, deed restrictions, zoning, access, etc.

Survey: A survey prepared and certified by a Georgia registered land surveyor showing the location of all property lines and any and all setbacks and sidelines, all existing or proposed buildings, and all streets, roads, rights of way, easements, encroachments and related matters. Unless Bank agrees otherwise in writing, the survey shall be performed to then current ALTA standards, shall be so certified by the surveyor, shall be in recordable form and shall be otherwise sufficient for title insurance to be issued without any survey exception.

Flood Determination: A Federal Emergency Management Agency Standard Flood Hazard Determination, or similar certification, related to any of the Collateral which is real property. If such real property is in a special flood hazard area (zones containing the letters “A” or “V”), a flood insurance policy shall be required in the amount of the Loan or the maximum amount of coverage available, whichever is greater, and shall contain a standard mortgagee clause designating Bank as loss payee. Borrower shall be responsible for the cost of the flood zone determination.

Access: Evidence of reasonable means of ingress and egress to and from the Collateral that consists of real property.

Zoning: Written evidence from the appropriate authorities that the Collateral that consists of real property and its intended use are in compliance with all applicable zoning ordinances and land use laws and regulations.

Utilities: Evidence acceptable to Bank of the on-site availability of all utility services necessary for the operation of Borrower’s business.

Environmental Compliance – Phase I: Phase I environmental assessment with respect to the Collateral consisting of real property evidencing no violation of any local, state or federal laws or regulations.

Contracts: A copy of all material contracts (including the Office Project purchase agreement), and amendments thereto related to the Collateral and/or Borrower’s business, including, without limitation, contracts with major vendors and suppliers, major customer contracts, franchise agreements, development agreements, contracts with key consultants, and contracts with affiliates.

Investment Property Contracts. A copy of all contracts with brokerage firms or other securities intermediaries relating to any of the Collateral held by such Persons, together with such information with respect to such contracts and the accounts related thereto as Bank deems necessary and appropriate.

Licenses and Permits. Copies of all material licenses and permits applicable to Borrower and its business, including occupancy permits, business licenses, use permits and sewer and water discharge permits and other environmental permits.

Tax Returns: Copies of Obligor’s previous 3 years federal income tax returns.

Existing Leases. A copy of the existing Leases for Bank’s review and approval.

SNDA and Tenant Estoppels. If requested by Bank, Borrower shall require tenants deliver to Bank, a Subordination Atornment and Non-disturbance Agreement and Tenant Estoppel acceptable to Bank.

Structural Report. A structural report prior to closing subject to Bank’s satisfactory review and approval.

Advance Uses and Limits

Initial Advance. The initial advance shall be used to finance Borrower’s purchase of the Office Project and be an amount equal to the lesser of (i) $7,000,000.00 or (ii) 50% of the as-is appraised value of the Office Project based on an updated appraisal approved by Bank. Borrower shall fund the remaining purchase price and closing costs in an amount not less than $7,100,000.00.

Subsequent Advances. Subsequent advances of not more than $300,000.00 shall be disbursed to finance general capital improvements to the Office Project. Such capital improvement advances shall be subject to Bank’s review and approval of the nature and costs of capital improvements to be financed.

Additional advances of not more than $3,850,000.00 shall be disbursed to finance tenant improvements and leasing commissions for leases approved by Bank and having the following terms (an “Approved Lease”): (i) lease with a minimum base rent of $15 per square foot, on a gross basis (ii) minimum three year firm initial term, (iii) for any new lease, the sum of contracted tenant improvements and contracted leasing commission shall not exceed an amount equal to the lesser of (a) $5.00 per square foot annualized over the term of such lease or (b) $25.00 per square foot total for such lease, and (iv) for renewed leases, the sum of contracted tenant improvements and contracted leasing commission shall not exceed an amount equal to the lesser of (a) $3.00 per square foot annualized over the term of such lease or (b) $15.00 per square foot total for such lease.

Leasing Requirements and Limits

New Leases. Any new lease for space in excess of 15,000 square feet shall be subject to Bank’s prior approval, except that Borrower may lease up to 30,000 square feet of total space without Bank’s prior approval if such leases shall be for a minimum term of 18 months and for a firm base rent of no less than $10.00 per square foot, on a gross basis. Neither Tenant Improvement nor Leasing Commission hold back money will be funded from the loan for any of the 30,000 square feet of tenant space which does not require Bank’s prior approval.

Additional Insurance Terms

Casualty Insurance. The deductible for casualty and property damage insurance covering the Office Project improvements shall not exceed $50,000.00

Attachment 2 to Loan Agreement

Collateral Description

The real property consisting of three multi-tenant class A office buildings totaling 263,742 square foot of space on 20.085 acres of land located at 3505, 3555 and 3575 Koger Boulevard, Duluth, Georgia 33096

Permitted Liens

Liens, encumbrances, easements and other matters listed as exceptions to the loan title insurance policy which are approved in writing by Bank as of the Effective Date.